Exhibit 21.1

List of Subsidiaries

The following is a list of the subsidiaries of Amalgamated Financial Corp.:

1.	Amalgamated Bank*

The following is a list of the subsidiaries of Amalgamated Bank:

1.	Amalgamated Real Estate Management Company, Inc., incorporated in New York

2.	275 Property Holdings, Inc., incorporated in New York

3.	275A Property Holdings, Inc., incorporated in New York

4.	727 Holdings, LLC, incorporated in New Jersey

5.	AT2017 LLC, incorporated in New Jersey

6.	The New Hillman Company, incorporated in New York

The following is a list of the subsidiaries of Amalgamated Bank, as Trustee of Longview Ultra Construction Loan Investment Fund (for trust other real estate owned properties):

1.	Mill Condominiums LLC, incorporated in New York

2.	LV Holdings LLC, incorporated in New York

3.	LV Holdings Sole Member LLC, incorporated in New York

4.	1352 Lofts Property Corporation, incorporated in Pennsylvania

5.	1352 Lofts Property Holdings, LP, incorporated in Pennsylvania

6.	39 Grant Property Holdings, LLC, incorporated in Massachusetts

7.	Winthrop Club at Bletchley Park LLC, incorporated in Illinois

8.	80 East Milton Avenue, LLC, incorporated in New Jersey

9.	Park Lafayette Property Holdings, LLC, incorporated in Wisconsin

10.	21 Water Street Development LLC, incorporated in New York

11.	Water Street Property Holdings LLC, incorporated in New York

12.	Tower Drive Property Holdings LLC, incorporated in Rhode Island

13.	Tower Drive Development LLC, incorporated in Rhode Island

14.	One Madison R/A Holdings, LLC, incorporated in Delaware

15.	ABQ Studios, LLC, incorporated in New Mexico

16.	Pacifica Mesa Studios, LLC, incorporated in California

17.	Bletchley Hotel at O’Hare Field LLC, incorporated in Illinois

18.	Terrazio on South Wabash LLC, incorporated in Illinois

19.	321 Glisan Property Holdings LLC, incorporated in Oregon

20.	Water Street Development at Sag Harbor LLC, incorporated in New York

21.	Broad Street Property Holdings GP Corporation, incorporated in Pennsylvania

22.	Broad Street Property Holdings, LP, incorporated in Pennsylvania

23.	Signit Parking at LAX, LLC, incorporated in California

24.	Humnit Hotel at LAX, LLC, incorporated in California

25.	Lacon Property Development LLC, incorporated in New York

26.	66th Street Property Development LLC, incorporated in New York

27.	Fort Tryon Overlook LLC, incorporated in New York

28.	Fort Tryon Overlook Property Owner LLC, incorporated in New York

*	Following the completion of the corporate reorganization described in the proxy statement/prospectus that forms a part of the registration statement to which this list of subsidiaries is an exhibit.